Exhibit 77C

Item 77C - Scudder Large Company Value Fund, a series of VALUE EQUITY TRUST
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The Proxy Statement on Schedule 14A for Scudder Large Company Value Fund, a
series of Value Equity Trust (File No. 811-1444), is incorporated by reference to the Definitive Proxy Statement for such fund filed with the Securities and Exchange Commission on February 22, 2002.